Exhibit 23.01
CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” in the Amendment No. 3 to the Registration Statement on Form SB-2 of Lifevantage Corporation and to the inclusion therein of our report dated August 15, 2006, except for Notes 2 and 3 for which the date is November 28, 2006, with respect to the consolidated financial statements of Lifevantage Corporation as of June 30, 2006 and 2005, and for the years then ended.

/s/ Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
December 11, 2006